Meade Technologies Inc.

2007 Stock Incentive Plan

Adopted by the Board on December 27, 2007

Approved by the Stockholders on December 27, 2007

TABLE OF CONTENTS

SECTION 1.	PURPOSE.	1

SECTION 2.	DEFINITIONS.	1
2.1	“162(m) Employee”	1
2.2	“Award”	1
2.3	“Board”	1
2.4	“Change in Control”	1
2.	“Code”	2
2.6	“Committee”	2
2.7	“Company”	2
2.8	“Consultant”	2
2.9	“Disability”	2
2.10	“Employee”	2
2.11	“Exchange Act”	2
2.12	“Exercise Price”	2
2.1	“Fair Market Value”	2
2.14	“ISO”	3
2.15	“NSO”	3
2.16	“Offeree”	3
2.17	“Option”	3
2.18	“Optionee”	3
2.19	“Outside Director”	3
2.20	“Parent”	3
2.21	“Participant”	3
2.22	“Plan”	3
2.23	“Purchase Price”	3
2.24	“Restricted Share”	3
2.25	“Restricted Share Agreement”	3
2.26	“SAR”	3
2.27	“SAR Agreement”	3
2.28	“Securities Act”	4
2.29	“Service”	4
2.30	“Share”	4
2.31	“Stock”	4
2.32	“Stock Option Agreement”	4
2.33	“Stock Unit”	4
2.34	“Stock Unit Agreement”	4
2.35	“Subsidiary”	4
2.36	“Ten-Percent Stockholder”	4

SECTION 3.	ADMINISTRATION.	4
3.1	General Rule	4
3.2	Board Authority and Responsibility	5

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SECTION 4.	ELIGIBILITY.	5
4.1	General Rule	5

SECTION 5.	STOCK SUBJECT TO PLAN.	5
5.1	Share Limit	5
5.2	Additional Shares	5

SECTION 6.	RESTRICTED SHARES.	6
6.1	Restricted Share Agreement	6
6.2	Payment for Awards	6
6.3	Vesting	6
6.4	Voting and Dividend Rights.	6
6.5	Restrictions on Transfer of Shares.	6

SECTION 7.	STOCK OPTIONS.	6
7.1	Stock Option Agreement	6
7.2	Number of Shares; Kind of Option	7
7.3	Exercise Price	7
7.4	Term	7
7.5	Exercisability	7
7.6	Vestin	7
7.7	Repurchase Rights and Transfer Restrictions	7
7.8	Transferability of Options	7
7.9	Exercise of Options on Termination of Service	8
7.10	No Rights as a Stockholder	8
7.11	Modification, Extension and Renewal of Options	8
7.12	Effect of Change In Control	8

SECTION 8.	PAYMENT FOR SHARES.	8
8.1	General	8
8.2	Surrender of Stock	8
8.3	Services Rendered	9
8.4	Promissory Notes	9
8.5	Exercise/Sale	9
8.6	Exercise/Pledge	9
8.7	Other Forms of Payment	9
8.8	Limitations under Applicable Law	9

SECTION 9.	STOCK APPRECIATION RIGHTS.	9
9.1	SAR Agreement	9
9.2	Number of Shares	9
9.3	Exercise Price	10
9.4	Exercisability and Term	10
9.5	Effect of Change in Control	10
9.6	Exercise of SARs	10
9.7	Modification or Assumption of SARs	10

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SECTION 10.	STOCK UNITS.	10
10.1	Stock Unit Agreement	10
10.2	Payment for Awards	11
10.3	Vesting Conditions	11
10.4	Voting and Dividend Rights	11
10.5	Form and Time of Settlement of Stock Units	11
10.6	Creditors’ Rights	11

SECTION 11.	ADJUSTMENT OF SHARES.	12
11.1	General	12
11.2	Dissolution or Liquidation	12
11.3	Mergers and Consolidations	12
11.4	Reservation of Rights	12

SECTION 12.	PERFORMANCE BASED-AWARDS.	13
12.1	Company’s Right to Grant Performance-Based Awards	13

SECTION 13.	REPURCHASE RIGHTS.	13
13.1	Company’s Right To Repurchase Shares	13

SECTION 14.	WITHHOLDING TAXES.	13
14.1	General	13
14.2	Share Withholding	13
14.3	Cashless Exercise/Pledge	14
14.4	Other Forms of Payment	14

SECTION 15.	SECURITIES LAW REQUIREMENTS.	14
15.1	General	14
15.2	Voting and Dividend Rights	14

SECTION 16.	NO RETENTION RIGHTS.	14

SECTION 17.	DURATION AND AMENDMENTS.	14
17.1	Term of the Plan	14
17.2	Right to Amend or Terminate the Plan	14
17.3	Effect of Amendment or Termination	15

SECTION 18.	EXECUTION.	15

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MEADE TECHNOLOGIES INC.

2007 STOCK INCENTIVE PLAN

SECTION 1. PURPOSE.

The Plan was adopted by the Board of Directors effective December 27, 2007.  The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging selected Employees, Consultants and Outside Directors to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Consultants and Outside Directors with exceptional qualifications, and (c) linking Employees, Consultants and Outside Directors directly to stockholder interests through increased stock ownership.  The Plan seeks to achieve this purpose by providing for awards in the form of restricted shares, stock units, options (which may constitute incentive stock options or nonstatutory stock options) or stock appreciation rights.

SECTION 2. DEFINITIONS.
2.1	“162(m) Employee” shall mean an Employee who is a “covered employee” within the meaning of Section 162(m)(3) of the Code.

2.2	“Award” shall mean any award of an Option, a SAR, a Restricted Share or a Stock Unit under the Plan.

2.3	“Board” shall mean the Board of Directors of the Company, as constituted from time to time.

2.4	“Change in Control” shall mean the occurrence of any of the following events:

(a)
The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization fifty percent (50%) or more of the voting power of the outstanding securities of each of (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity;

(b)
The consummation of the sale, transfer or other disposition of all or substantially all of the Company’s assets or the stockholders of the Company approve a plan of complete liquidation of the Company; or

(c)
Any “person” (as defined below) who, by the acquisition or aggregation of securities, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the “Base Capital Stock”); except that any change in the relative beneficial ownership of the Company’s securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person’s ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person’s beneficial ownership of any securities of the Company.

For purposes of Section 2.3(c), the term “person” shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude (1) a trustee or other fiduciary holding securities under an employee benefit plan maintained by the Company or a Parent or Subsidiary and (2) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Stock.

Notwithstanding the foregoing, the term “Change in Control” shall not include a transaction the sole purpose of which is (a) to change the state of the Company’s incorporation, (b) to form a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction; or (c) to make an initial public offering of the Company’s Stock.

2.5	“Code” shall mean the Internal Revenue Code of 1986, as amended.

2.6	“Committee” shall mean the committee designated by the Board, which is authorized to administer the Plan, as described in Section 3 hereof.

2.7	“Company” shall mean Meade Technologies Inc., a Delaware corporation.

2.8	“Consultant” shall mean a consultant or advisor who provides bona fide services to the Company, a Parent, or Subsidiary as an independent contractor and who is not an Employee or Outside Director.

2.9	“Disability” shall mean a condition that renders an individual unable to engage in substantial gainful activity by reason of any medically determinable physical or mental impairment.

2.10
“Employee” shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary and who is an “employee” within the meaning of section 3401(c) of the Code and regulations issued thereunder.

2.11	“Exchange Act” shall mean the U.S. Securities and Exchange Act of 1934, as amended.

2.12
“Exercise Price” shall mean, in the case of an Option, the amount for which one Share may be purchased upon the exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of a SAR, shall mean an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Share in determining the amount payable upon the exercise of such SAR.

2.13
“Fair Market Value” means, with respect to a Share, the market price of one Share of Stock, determined by the Board in good faith and in accordance with section 409A of the Code and the regulations thereunder.  Such determination shall be conclusive and binding on all persons. If, at the time an Award is granted under the Plan, the Company’s Stock is publicly traded, “fair market value” shall be determined as of the date of grant or, if the prices or quotes discussed in this sentence are unavailable for such date, the last business day for which such prices or quotes are available prior to the date such Award is granted, and shall mean (i) the average (on that date) of the high and low prices of the Stock on the principal national securities exchange on which such Stock is traded, if the Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Stock on the Nasdaq National Market, if the Stock is not then traded on a national securities exchange; or (iii) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Stock is not reported on the Nasdaq National Market.

2.14	“ISO” shall mean an incentive stock option described in section 422(b) of the Code.

2.15	“NSO” shall mean a stock option that is not an ISO.

2.16	“Offeree” shall mean an individual to whom the Board has offered the right to acquire Shares under the Plan (other than upon exercise of an Option).

2.17	“Option” shall mean an ISO or NSO granted under the Plan and entitling the holder to purchase Shares.

2.18	“Optionee” shall mean an individual or estate that holds an Option or SAR.

2.19	“Outside Director” shall mean a member of the Board of the Company, a Parent or a Subsidiary who is not an Employee.

2.20
“Parent”shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.  A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

2.21	“Participant” shall mean an individual or estate who holds an Award.

2.22	“Plan” shall mean the Meade Technologies Inc. 2007 Stock Incentive Plan, as amended from time to time.

2.23	“Purchase Price” shall mean the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option), as specified by the Board.

2.24	“Restricted Share” shall mean a Share awarded under the Plan.

2.25
“Restricted Share Agreement” shall mean the agreement between the Company and the recipient of a Restricted Share which contains the terms, conditions and restrictions pertaining to such Restricted Share.

2.26	“SAR” shall mean a stock appreciation right granted under the Plan.

2.27	“SAR Agreement” shall mean the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to such SAR.

2.28	“Securities Act” shall mean the U.S. Securities Act of 1933, as amended.

2.29
“Service”shall mean service as an Employee, a Consultant or an Outside Director.  Service shall be deemed to continue during a bona fide leave of absence approved by the Company in writing if and to the extent that continued crediting of Service for purposes of the Plan is expressly required by the terms of such leave or by applicable law, as determined by the Company.  However, for purposes of determining whether an Option is entitled to ISO status, and to the extent required under the Code, an Employee’s Service will be treated as terminating ninety (90) days after such Employee went on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract or such Employee immediately returns to active work.

2.30	“Share” shall mean one share of Stock, as adjusted in accordance with Section 11 (if applicable).

2.31	“Stock” shall mean the common stock of the Company.

2.32	“Stock Option Agreement”shall mean the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to such Option.

2.33	“Stock Unit” shall mean a bookkeeping entry representing the equivalent of one Share, as awarded under the Plan.

2.34	“Stock Unit Agreement” shall mean the agreement between the Company and the recipient of a Stock Unit which contains the terms, conditions and restrictions pertaining to such Stock Unit.

2.35
“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.  A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

2.36
“Ten-Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries.  In determining stock ownership for purposes of this Section 2.36, the attribution rules of section 424(d) of the Code shall be applied.

SECTION 3. ADMINISTRATION.

3.1
General Rule. The Plan shall be administered by the Board. However, the Board may delegate any or all administrative functions under the Plan otherwise exercisable by the Board to one or more Committees. Each Committee shall consist of at least one member of the Board who has been appointed by the Board. In addition, the composition of the Committee shall satisfy (i) such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intending to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; (ii) such requirements as the Code may establish for outside directors acting under plans intended to qualify for exemption under section 162(m)(4)(C) of the Code; and (ii) such rules as the applicable national securities exchange may establish for directors serving on the compensation committee of a company listed on such exchange. Each Committee shall have the authority and be responsible for such functions as the Board has assigned to it. If a Committee has been appointed, any reference to the Board in the Plan shall be construed as a reference to the Committee to whom the Board has assigned a particular function. The Board may also authorize one or more officers of the Company to designate Employees, other than such authorized officer or officers, to receive Awards and/or to determine the number of such Awards to be received by such persons; provided, however, that the Board shall specify the total number of Awards that such officer or officers may so award.

3.2
Board Authority and Responsibility. Subject to the provisions of the Plan, the Board shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. All decisions, interpretations and any other actions of the Board with respect to the Plan shall be final and binding on all persons deriving rights under the Plan.

SECTION 4. ELIGIBILITY.

4.1	General Rule. Only Employees shall be eligible for the grant of ISOs. Only Employees, Consultants and Outside Directors shall be eligible for the grant of NSOs, Restricted Shares, Stock Units or SARs.

SECTION 5. STOCK SUBJECT TO PLAN.

5.1
Share Limit. Subject to Sections 5.2 and 11, the aggregate number of Shares authorized for issuance as Awards under the Plan shall not exceed five million fifty-five thousand (5,055,000) Shares. The number of Shares which are subject to Options or other Awards outstanding at any time shall not exceed the number of Shares which then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan. Shares offered under the Plan may be authorized but unissued Shares or treasury Shares. Subject to the provisions of Section 11, no participant may receive Options under the Plan in any calendar year that relate to more than one million six hundred and eighty-five thousand (1,685,000) Shares.

5.2
Additional Shares. If Restricted Shares or Shares issued upon the exercise of Options are forfeited, then such Shares shall again become available for Awards under the Plan. If Stock Units, Options or SARs are forfeited or terminate for any other reason before being exercised, then the corresponding Shares shall again become available for Awards under the Plan. If Stock Units are settled, then only the number of Shares (if any) actually issued in settlement of such Stock Units shall reduce the number available under Section 5.1 and the balance shall again become available for Awards under the Plan. If SARs are exercised, then only the number of Shares (if any) actually issued in settlement of such SARs shall reduce the number available under Section 5.1 and the balance shall again become available for Awards under the Plan. If a Share previously issued under the Plan is reacquired by the Company pursuant to a forfeiture provision, right of repurchase or right of first refusal, then such Share shall again become available for Awards under the Plan.

SECTION 6. RESTRICTED SHARES.

6.1
Restricted Share Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

6.2
Payment for Awards. Subject to the following sentence, Restricted Shares may be sold or awarded under the Plan for such consideration as the Board may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services and future services. To the extent that an Award consists of newly issued Restricted Shares, the Award recipient shall furnish consideration with a value not less than the par value of such Restricted Shares in the form of cash, cash equivalents, or past services rendered to the Company (or a Parent or Subsidiary), as the Board may determine.

6.3
Vesting. Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability or retirement or other events.  The Board may determine, at the time of granting Restricted Shares or thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company.

6.4
Voting and Dividend Rights.  The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders.  A Restricted Stock Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares.  Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

6.5
Restrictions on Transfer of Shares.  Restricted Shares shall be subject to such rights of repurchase, rights of first refusal or other restrictions as the Committee may determine.  Such restrictions shall be set forth in the applicable Restricted Stock Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

SECTION 7. STOCK OPTIONS.

7.1
Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions imposed by the Board, as set forth in the Stock Option Agreement, which are not inconsistent with the Plan. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a reduction in the Optionee’s other compensation.

7.2
Number of Shares; Kind of Option. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 11. The Stock Option Agreement shall also specify whether the Option is intended to be an ISO or an NSO.

7.3
Exercise Price.  Each Stock Option Agreement shall set forth the Exercise Price, which shall be payable in a form described in Section 8. The Exercise Price per Share of an Option shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant; provided, however, that the Exercise Price per Share of an ISO granted to a Ten-Percent Stockholder shall not be less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date of grant. Subject to the foregoing requirements, the Exercise Price under any Option shall be determined by the Board in its sole discretion.

7.4
Term. Each Stock Option Agreement shall specify the term of the Option. The term of an Option shall in no event exceed ten (10) years from the date of grant. The term of an ISO granted to a Ten-Percent Stockholder shall not exceed five (5) years from the date of grant. Subject to the foregoing, the Board in its sole discretion shall determine when an Option shall expire.

7.5
Exercisability. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable; provided, however, that no Option shall be exercisable unless the Optionee has delivered to the Company an executed copy of the Stock Option Agreement. The Board in its sole discretion shall determine when all or any installment of an Option is to become exercisable and may, in its discretion, provide for accelerated exercisability in the event of the Optionee’s death, Disability or retirement, or other events.  A Stock Option Agreement may permit the Optionee to exercise the Option as to Shares that are subject to a right of repurchase by the Company in accordance with the requirements of Section 13.1.  Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited.

7.6
Vesting. Each Stock Option Agreement shall specify the date or dates when the Option or the Shares subject to the Option shall be vested. The Board in its sole discretion shall determine when all or any portion of the Option or the Shares subject to an Option shall be vested and may, in its discretion, provide for accelerated vesting in the event of the Optionee’s death, Disability or retirement or other events and may provide for the cessation of vesting prior to the end of its term in the event of the termination of the Optionee’s Service.

7.7
Repurchase Rights and Transfer Restrictions.  Shares purchased on exercise of Options shall be subject to such forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Board may determine, subject to the requirements of Section 13. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any restrictions otherwise applicable to holders of Shares generally.

7.8
Transferability of Options. During an Optionee’s lifetime, his or her Options shall be exercisable only by the Optionee, and shall not be transferable other than by will or the laws of descent and distribution.  Notwithstanding the foregoing, however, to the extent that a Stock Option Agreement so provides, an NSO may be transferred by the Optionee to one or more family members or a trust established for the benefit of the Optionee and/or one or more family members to the extent permitted by Rule 701 under the Securities Act.

7.9
Exercise of Options on Termination of Service. Each Option shall set forth the extent to which the Optionee shall have the right to exercise the Option following termination of the Optionee’s Service.  Such provisions shall be determined in the sole discretion of the Board, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

7.10
No Rights as a Stockholder. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by the Option until such person becomes entitled to receive such Shares by filing a notice of exercise and paying the Exercise Price pursuant to the terms of the Option. No adjustments shall be made, except as provided in Section 11.

7.11
Modification, Extension and Renewal of Options. Within the limitations of the Plan, the Board may modify, extend or renew outstanding Options or may accept the cancellation of outstanding Options (to the extent not previously exercised), whether or not granted hereunder, in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price; provided, however, that the Board shall not approve any modification of the terms of Options that would be considered the grant of a new stock right under Treas. Reg. §1.409A-1(b)(5)(v) and constitute a deferral of compensation subject to section 409A of the Code.  The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair his or her rights or increase the Optionee’s obligations under such Option.

7.12
Effect of Change In Control. The Board may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Shares subject to such Option in the event that a Change in Control occurs with respect to the Company.

SECTION 8. PAYMENT FOR SHARES.

8.1	General. The entire Purchase Price or Exercise Price of Shares issued under the Plan shall be payable in cash, cash equivalents or one of the other forms provided in this Section 8.

8.2
Surrender of Stock. To the extent that a Stock Option Agreement so provides, payment may be made in whole or in part by surrendering, or attesting to ownership of, Shares which have already been owned by the Optionee; provided, however, that payment may not be made in such form if such action would cause the Company to recognize any (or additional) compensation expense with respect to the Option for financial reporting purposes. Such Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value on the date of Option exercise.

8.3	Services Rendered. As determined by the Board in its discretion, Shares may be awarded under the Plan in consideration of past services rendered to the Company, Parent or Subsidiary.

8.4
Promissory Notes. To the extent that a Stock Option Agreement or Restricted Share Agreement so provides, payment may be made in whole or in part with a full-recourse promissory note executed by the Optionee or Offeree. The interest rate payable under the promissory note shall not be less than the minimum rate required to avoid the imputation of income for U.S. federal income tax purposes. Shares shall be pledged as security for payment of the principal amount of the promissory note, and interest thereon; provided that if the Optionee or Offeree is a Consultant, such note must be collateralized with such additional security as required by applicable laws. In no event shall the stock certificate(s) representing such Shares be released to the Optionee or Offeree until such note is paid in full. Subject to the foregoing, the Board shall determine the term, interest rate and other provisions of the note.

8.5
Exercise/Sale. To the extent that a Stock Option Agreement so provides and a public market for the Shares exists, payment may be made in whole or in part by delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

8.6
Exercise/Pledge. To the extent that a Stock Option Agreement so provides and a public market for the Shares exists, payment may be made in whole or in part by delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker or lender approved by the Company to pledge Shares, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

8.7	Other Forms of Payment

. To the extent provided in the Stock Option Agreement or Restricted Share Agreement, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

8.8
Limitations under Applicable Law. Notwithstanding anything herein or in a Stock Option Agreement or Restricted Share Agreement to the contrary, payment may not be made in any form that is unlawful, as determined by the Board in its sole discretion.

SECTION 9. STOCK APPRECIATION RIGHTS.

9.1
SAR Agreement. Each grant of a SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Optionee’s other compensation.

9.2	Number of Shares. Each SAR Agreement shall specify the number of Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Section 11.

9.3
Exercise Price. Each SAR Agreement shall specify the Exercise Price. A SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding. In no event, however, shall the Exercise Price of a SAR be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant.

9.4
Exercisability and Term.  Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR, which shall not exceed ten (10) years from the date of grant. A SAR Agreement may provide for accelerated exercisability in the event of the Optionee’s death, Disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service.  SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited.  A SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter.  A SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

9.5
Effect of Change in Control. The Committee may determine, at the time of granting a SAR or thereafter, that such SAR shall become fully exercisable as to all Shares subject to such SAR in the event that a Change in Control occurs with respect to the Company.

9.6
Exercise of SARs. Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Shares, (b) cash or (c) a combination of Shares and cash, as the Board shall determine in its sole discretion. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of exercise) of the Shares subject to the SARs exceeds the Exercise Price.

9.7
Modification or Assumption of SARs. Within the limitations of the Plan, the Board may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price; provided, however, that the Board shall not approve any modification of the terms of a SAR that would be considered the grant of a new stock right under Treas. Reg. §1.409A-1(b)(5)(v) and constitute a deferral of compensation subject to section 409A of the Code.  The foregoing notwithstanding, no modification of a SAR shall, without the consent of the holder, materially impair his or her rights or obligations under such SAR

SECTION 10. STOCK UNITS.

10.1
Stock Unit Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the recipient’s other compensation.

10.2	Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

10.3
Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability or retirement or other events.  The Board may determine, at the time of granting Stock Units or thereafter, that all or part of such Stock Units shall become vested in the event that a Change in Control occurs with respect to the Company.

10.4
Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Board’s discretion, carry with it a right to dividend equivalents.  Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Stock Unit is outstanding.  Dividend equivalents may be converted into additional Stock Units.  Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both.  Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions (including without limitation, any forfeiture conditions) as the Stock Units to which they attach.  Dividend equivalent arrangements shall be structured in a manner to comply with section 409A of the Code and regulations promulgated thereunder.

10.5
Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Board in its sole discretion. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the Fair Market Value of Shares. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Deferrals of distributions, including any interest or dividend equivalents credited thereon, shall be structured in a manner to comply with section 409A of the Code and regulations promulgated thereunder. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 11.

10.6
Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

SECTION 11. ADJUSTMENT OF SHARES.

11.1
General. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of an extraordinary dividend payable in a form other than Shares in an amount that has a material effect on the Fair Market Value of the Stock, a combination or consolidation of the outstanding Stock into a lesser number of Shares, a recapitalization, a spin-off, a reclassification, or a similar occurrence, the Board shall make appropriate adjustments to one or more of the following: (i) the number of Options, SARs, Restricted Shares and Stock Units available for future Awards under Section 5; (ii) the limitations set forth in Section 5.1 and 5.2; (iii) the number of Shares covered by each outstanding Option and SAR; (iv) the Exercise Price under each outstanding Option and SAR; (v) the number of Stock Units included in any prior Award which has not yet been settled; or (iv) the price of Shares subject to the Company’s right of repurchase.  No adjustment shall be made with respect to Options granted to a 162(m) Employee to the extent the adjustment would cause the Option to fail to qualify as performance-based compensation under section 162(m) of the Code.

11.2	Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs, and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

11.3
Mergers and Consolidations. In the event that the Company is a party to a merger or other consolidation, or in the event of a transaction providing for the sale of all or substantially all of the Company’s stock or assets, outstanding Awards shall be subject to the agreement of merger, consolidation or sale.  Such agreement may provide for one or more of the following:  (i) the continuation of the outstanding Awards by the Company, if the Company is a surviving corporation; (ii) the assumption of the Plan and outstanding Awards by the surviving corporation or its parent; (iii) the substitution by the surviving corporation or its parent of its own awards with substantially the same terms as such outstanding Awards; (iv) immediate exercisability of such outstanding Awards followed by the cancellation of unexercised Awards; or (v) settlement of the intrinsic value of the outstanding Awards (whether or not then exercisable) in cash or cash equivalents or equity (including cash or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Awards or the underlying Shares) followed by the cancellation of such Awards; in each case without the recipient’s consent.

11.4
Reservation of Rights. Except as provided in this Section 11, an Optionee or Offeree shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 12. PERFORMANCE BASED-AWARDS.

12.1
Company’s Right to Grant Performance-Based Awards. The Board, in its sole discretion, may condition the granting, vesting or settlement of any Award under the Plan on the attainment by the Company or the Participant of one or more performance goals over a specified period of time (a “performance period”).  No later than 90 days after commencement of a performance period (and before 25% of the performance period has lapsed), the Board shall establish in writing one or more performance goals for the performance period.  The Board may specify a minimum amount of performance that must be achieved during the performance period in order for the granting, vesting or settlement of the Award to occur, and how the various levels of performance above the minimum level may affect the extent to which the Award is granted, vested or settled.  Following the end of the performance period, the Board shall certify in writing the extent to which the performance goals for the performance period have been attained.  The Board may retain the discretion to reduce, but not to increase, on a recipient-by-recipient basis, the extent to which an Award is granted, vested or settled upon attainment of the performance goals for a performance period.

SECTION 13. REPURCHASE RIGHTS.

13.1
Company’s Right To Repurchase Shares. The Company shall have the right to repurchase Shares that have been acquired through an Award upon termination of the Offeree’s or Optionee’s Service if provided in the applicable Restricted Share Agreement,  Stock Option Agreement, Stock Unit Agreement or SAR Agreement.    The Board in its sole discretion shall determine when the right to repurchase shall lapse as to all or any portion of the Shares.

SECTION 14. WITHHOLDING TAXES.

14.1
General. An Optionee or Offeree or his or her successor shall make arrangements satisfactory to the Board for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the Plan. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

14.2
Share Withholding. The Board may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired; provided, however, that in no event may a Participant surrender Shares in excess of the legally required withholding amount based on the minimum statutory withholding rates for federal and state tax purposes that apply to supplemental taxable income. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. Any payment of taxes by assigning Shares to the Company may be subject to restrictions, including any restrictions required by rules of any federal or state regulatory body or other authority. All elections by Participants to have Shares withheld for this purpose shall be made in such form and under such conditions as the Board may deem necessary or advisable.

14.3
Cashless Exercise/Pledge. The Board may provide that if Shares are publicly traded at the time of exercise, arrangements may be made to meet the Participant’s withholding obligation by cashless exercise or pledge.

14.4	Other Forms of Payment. The Board may permit such other means of tax withholding as it deems appropriate.

SECTION 15. SECURITIES LAW REQUIREMENTS.

15.1
General. Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be listed.

15.2
Voting and Dividend Rights. The holders of Shares acquired under the Plan shall have the same voting, dividend and other rights as the holders of any other Shares. A Restricted Share Agreement, however, may require that the holders of Shares invest any cash dividends received in additional Shares. Such additional Shares shall be subject to the same conditions and restrictions as the award with respect to which the dividends were paid.

SECTION 16. NO RETENTION RIGHTS.

No provision of the Plan, or any right or Award granted under the Plan, shall be construed to give any Participant any right to become an Employee, to be treated as an Employee, or to continue in Service for any period of time, or restrict in any way the rights of the Company (or Parent or Subsidiary to whom the Participant provides Service), which rights are expressly reserved, to terminate the Service of such person at any time and for any reason, with or without cause, without thereby incurring any liability to him or her.

SECTION 17. DURATION AND AMENDMENTS.

17.1
Term of the Plan. The Plan, as set forth herein, shall become effective on the date of its adoption by the Board, subject to the approval of the Company’s stockholders.  In the event that the stockholders fail to approve the Plan within twelve (12) months after its adoption by the Board, any grants, exercises or sales that have already occurred under the Plan shall be rescinded, and no additional grants, exercises or sales shall be made under the Plan after such date.  The Plan shall terminate automatically ten (10) years after its adoption by the Board.  The Plan may be terminated on any earlier date pursuant to Section 17.2 below.

17.2
Right to Amend or Terminate the Plan. The Board may amend, suspend, or terminate the Plan at any time and for any reason. An amendment of the Plan shall not be subject to the approval of the Company’s stockholders unless it (i) increases the number of Shares available for issuance under the Plan (except as provided in Section 11), (ii) materially changes the class of persons who are eligible for the grant of Awards, or (iii) is otherwise required under Rule 16b-3.

17.3
Effect of Amendment or Termination. No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Award granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not adversely affect any Shares previously issued or any Award previously granted under the Plan without the holder’s consent.

SECTION 18. EXECUTION.

To record the adoption of the Plan by the Board on December 27, 2007, effective on such date, the Company has caused its authorized officer to execute the same.

Meade Technologies Inc .

By :  /s/Daniel Klaus

Its : Acting CEO